UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 28, 2014
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 28, 2014, Darden Restaurants, Inc. (the “Company”) completed its previously announced sale of its Red Lobster restaurant business and certain other related assets and assumed liabilities to RL Acquisition, LLC ( “Buyer”), an affiliate of Golden Gate Capital, in exchange for a total purchase price, including fees and expenses, of approximately $2.1 billion (the “Transaction”). The terms of the Transaction are set forth in an Asset and Stock Purchase Agreement, dated as of May 15, 2014, by and between Buyer and the Company, attached as Exhibit 2.1 to the Form 8-K/A filed by the Company on May 23, 2014 and as may have been modified from time to time by the parties thereto.

This Form 8-K/A amends the Current Report on Form 8-K filed on July 28, 2014 to provide the pro forma financial information required by Item 9.01 of Form 8-K, which was not previously filed with the Form 8-K on July 28, 2014.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”). Information regarding the names and interests of such participants in the Company’s proxy solicitation is set forth in the Company’s preliminary proxy statement, filed with the SEC on July 31, 2014, as amended, and the Company revocation solicitation statement, filed with the SEC on April 1, 2014. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended May 25, 2014, filed with the SEC on July 18, 2013. These documents are available free of charge at the SEC’s website at www.sec.gov.

The Company will be mailing a definitive proxy statement and proxy card to the stockholders entitled to vote at the Annual Meeting. WE URGE INVESTORS TO READ ANY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any proxy statement and any other documents filed by the Company with the SEC in connection with the proxy solicitation at the SEC’s website at www.sec.gov.  In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investor.darden.com/investors/investor-relations/default.aspx.

Item 8.01. Other Events.

As previously announced, the Company expects to use approximately $1.0 billion of the cash proceeds from the sale of its Red Lobster business to retire outstanding debt. Following closing of the Red Lobster transaction, the Company gave notice of its intention to redeem all of the outstanding 7-1/8% Debentures due February 1, 2016  (the “Notes”) on August 27, 2014 (the “Redemption Date”). There are $100 million aggregate principal amount of the Notes currently outstanding. The redemption price will equal the greater of (1) 100% of the principal amount of the Notes being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury yield (as defined in the Notes) plus 12.5 basis points, plus, in each case, accrued interest to the Redemption Date.

This announcement does not constitute a notice of redemption of the Notes or an offer to buy or sell or the solicitation of an offer to sell or buy securities in any jurisdiction. Holders of the Notes should refer to the Notice of Redemption delivered to the registered holders of the Notes by Wells Fargo Bank, National Association, the trustee under the indenture governing the Notes.

Item 9.01. Financial Statements and Exhibits.

(b)     Pro forma financial information.

The unaudited pro forma condensed consolidated financial information of Darden Restaurants, Inc. is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d)    Exhibits.

Exhibit Number	Description
99.1
News release dated July 28, 2014 entitled “Darden Completes Sale of Red Lobster to Golden Gate Capital” (incorporated herein by reference to Exhibit 99.1 to our Current Report on Form 8-K filed July 28, 2014).

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information of Darden Restaurants, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ C. Bradford Richmond
C. Bradford Richmond
Date: August 1, 2014		Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1
News release dated July 28, 2014 entitled “Darden Completes Sale of Red Lobster to Golden Gate Capital” (incorporated herein by reference to Exhibit 99.1 to our Current Report on Form 8-K filed July 28, 2014).

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information of Darden Restaurants, Inc.